UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
February 24, 2015

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 24, 2015, United States Steel Corporation (the Corporation) appointed Ms. Colleen M. Darragh as Vice President and Controller of the Corporation. Ms. Darragh, age 45, joined the Corporation in 2006 and has held a series of positions with increasing responsibility within the Corporation's finance and accounting organization. Ms. Darragh has served as acting controller since July 2014.

The Corporation has not entered into any transactions with Ms. Darragh identified in Item 404(a) of Regulation S-K, other than those related to her compensation as an employee of the Corporation. Ms. Darragh has no familial relationships with executives or directors of the Corporation.

As Vice President and Controller, Ms. Darragh will receive compensation pursuant to certain plans provided by the Corporation, including: annual incentive compensation, long-term incentive and retirement health and benefit plans typically available to other executive officers. A description of these compensation plans can be found in the Corporation's proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 14, 2014.

Item 8.01 - Other Events

On February 25, 2015, the Corporation issued a press release announcing that Colleen M. Darragh was appointed Vice President and Controller of the Corporation. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated February 25, 2015 titled, “United States Steel Corporation Names Colleen M. Darragh Vice President and Controller.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By    /s/ L. T. Brockway
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L. T. Brockway
Senior Vice President - Finance
and Chief Risk Officer

Dated: February 26, 2015